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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                 FRANCE TELECOM
             (Exact name of Registrant as specified in its charter)

         Republic of France                              Not Applicable
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                               6, place d'Alleray
                              75505 Paris Cedex 15
                                     France
              (Address of Registrant's principal executive offices)

                          FRANCE TELECOM LIQUIDITY PLAN
                          FOR US EMPLOYEES OF ORANGE SA
                            (Full title of the plan)
                                  Marc Dandelot
                          France Telecom North America
                           1270 Avenue of the Americas
                            New York, New York 10020
                                 (212) 332-2100
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Robert C. Treuhold
                             Shearman & Sterling LLP
                         114, avenue des Champs-Elysees
                               75008 Paris, France

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
     Title of Securities           Amount to be         Proposed Maximum             Proposed Maximum           Amount of
       to be Registered             Registered     Offering Price Per Security    Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value      2,150,000 (2)          $24.6246 (3)                $52,942,906 (3)            $6,707.87
(euro)4.00 per share ("Ordinary
Shares") (1)
------------------------------------------------------------------------------------------------------------------------------

     (1) American Depositary Receipts evidencing American Depositary Shares issuable on deposit of the Ordinary Shares have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-6812) and currently are traded on the New York Stock Exchange under the ticker symbol "FTE".

     (2) There is also being registered the Liquidity Agreements (contrats de liquidite) under the France Telecom Liquidity Plan for US Employees of Orange SA (the "Plan") to be entered into with each participant in the Plan and pursuant to which the Ordinary Shares covered by this Registration Statement shall be issued or delivered. Participants will not pay any separate consideration for the Liquidity Agreement. Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), there is also being registered such number of additional shares that may become available pursuant to the Plan in the event of certain changes in the outstanding Ordinary Shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices for the Ordinary Shares reported on the Paris Stock Exchange on April 21, 2004, and converted at a Euro/Dollar exchange rate of (euro)1.0000=$1.1853.

================================================================================

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 2003 (File No. 1-14712) (our "Annual Report"), filed on April 16, 2004 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of our Common Shares contained in Item 10 therein.

          All documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          The Ordinary Shares covered by this Registration Statement are to be issued or delivered pursuant to Liquidity Agreements (contrats de liquidite) to be entered into with each participant in the France Telecom Liquidity Plan for US Employees of Orange SA (the "Plan"). Liquidity Agreements will confer additional rights to participants, such that following exercise of any employee stock options held by the participant covering shares of Orange SA ("Orange Shares"), a number of Ordinary Shares (or, at the election of France Telecom, an equivalent cash amount) shall be issued or delivered as consideration for the Orange Shares for which the option(s) are exercised. The number of Ordinary Shares shall be determined under the exchange ratio of 11 Ordinary Shares to 25 Orange Shares, adjusted, where applicable, to take into account certain changes in the share capital or shareholders' equity of France Telecom, with all fractional Ordinary Shares to be paid in cash. All cash amounts shall be determined by reference to the average market price of Ordinary Shares over the period of the twenty trading days immediately preceding the date on which Orange Shares are issued upon exercise by the participant of his or her stock options.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          We maintain liability insurance for our directors and officers, including insurance against liabilities under the Securities Act.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.


     Exhibit No.      Description of Document
     -----------      -----------------------

         4.1 Bylaws (statuts), as amended by the shareholders' meeting of April 9, 2004, of France Telecom (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F filed with the Commission on April 16, 2004).
         4.2 Deposit Agreement dated as of October 20, 1997, among France Telecom, The Bank of New York, as Depositary, and the Owners from time to time of the American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 4 of our Registration Statement on Form F-1 (No. 333-09596), filed with the Commission on November 9, 1998).
         4.3 France Telecom Liquidity Plan for US Employees of Orange SA, including the Form of Liquidity Agreement.
         5 Opinion of Shearman & Sterling LLP as to the validity of the Liquidity Agreements and the Ordinary Shares.
         23.1         Consent of Deloitte Touche Tohmatsu as auditors of France
                      Telecom.
         23.2         Consent of Ernst & Young Audit as auditors of France
                      Telecom.

         23.3         Consent of RSM Salustro Reydel as former auditors of
                      France Telecom.
         23.4         Consent of Shearman & Sterling LLP (included in
                      Exhibit 5).
         24           Power of Attorney.


Item 9.   Undertakings.

          (a)   We undertake:

                (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to
                the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) We further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to

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


be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then, unless in the opinion of our counsel the matter has been settled by controlling precedent, we will submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, France Telecom certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on April 26, 2004.

                                        FRANCE TELECOM



                                        By: /s/ Michel Combes
                                            ----------------------------------
                                        Name:   Michel Combes
                                        Title:  Chief Financial Officer


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on April 26, 2004.

Name and Signature                    Title
------------------                    -----


   *                                  Chairman and Chief Executive Officer
---------------------------
Thierry Breton


/s/  Michel Combes                    Chief Financial Officer
---------------------------
Michel Combes


/s/  Claude Benmussa                  Principal Accounting Officer
---------------------------
Claude Benmussa


/s/  Bernard Dufau                    Director
---------------------------
Bernard Dufau


/s/  Arnaud Lagardere                 Director
---------------------------
Arnaud Lagardere


/s/  Henri Martre                     Director
---------------------------
Henri Martre

Name and Signature                    Title
------------------                    -----


/s/ Stephane Richard                  Director
---------------------------
Stephane Richard


/s/  Marcel Roulet                    Director
---------------------------
Marcel Roulet


/s/  Jean Simonin                     Director
---------------------------
Jean Simonin


/s/  Jean-Jacques Gagnepain           Director
---------------------------
Jean-Jacques Gagnepain


/s/  Pierre-Mathieu Duhamel           Director
---------------------------
Pierre-Mathieu Duhamel


/s/  Yannick d'Escatha                Director
---------------------------
Yannick d'Escatha


/s/  Jean-Pierre Jouyet               Director
---------------------------
Jean-Pierre Jouyet


/s/  Jacques de Larosiere             Director
---------------------------
Jacques de Larosiere


   *                                  Director
---------------------------
Denis Samuel-Lajeunesse


/s/  Henri Serres                     Director
---------------------------
Henri Serres

Name and Signature                    Title
------------------                    -----


                                      Director
---------------------------
Alain Baron


                                      Director
---------------------------
Monique Biot


/s/  Michel Bonneau                   Director
---------------------------
Michel Bonneau


                                      Director
---------------------------
Michelle Brisson-Autret


/s/  Jean-Claude Desrayaud            Director
---------------------------
Jean-Claude Desrayaud


                                      Director
---------------------------
Jean-Michel Gaveau


/s/  Sandrine Le Roy                  Director
---------------------------
Sandrine Le Roy


Authorized Representative in the United States:


   *
---------------------------
Marc Dandelot



* Signed by Michel Combes as Attorney-in-Fact pursuant to the Power of Attorney included in this Registration Statement on Form S-8 at Exhibit 24.


     /s/  Michel Combes
     ----------------------

                                  EXHIBIT INDEX


Exhibit No.       Description of Document
-----------       -----------------------

4.1 Bylaws (statuts), as amended by the shareholders' meeting of April 9, 2004, of France Telecom (incorporated by reference to
                  Exhibit 1.1 of our Annual Report on Form 20-F filed with the Commission on April 16, 2004).

4.2 Deposit Agreement dated as of October 20, 1997, among France Telecom, The Bank of New York, as Depositary, and the Owners from time to time of the American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 4 of our Registration Statement on Form F-1 (No. 333-09596), filed with the Commission on November 9, 1998).

4.3 France Telecom Liquidity Plan for US Employees of Orange SA, including the Form of Liquidity Agreement.

5 Opinion of Shearman & Sterling LLP as to the validity of the Liquidity Agreements and the Ordinary Shares.

23.1              Consent of Deloitte Touche Tohmatsu as auditors of France
                  Telecom.

23.2              Consent of Ernst & Young Audit as auditors of France Telecom.

23.3              Consent of RSM Salustro Reydel as former auditors of France
                  Telecom.

23.4              Consent of Shearman & Sterling LLP (included in Exhibit 5).

24                Power of Attorney.